EXHIBIT 10(viii)

                       UNITED DOMINION REALTY TRUST, INC.
                       1991 STOCK PURCHASE AND LOAN PLAN

                                   ARTICLE I
                                  DEFINITIONS

1.01. AFFILIATE means any "subsidiary" or "parent corporation" (within the meaning of Section 425 of the Code) of the Company.

1.02. AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant pursuant to which the Participant agrees to purchase Common Stock pursuant to this Plan.

1.03. BOARD means the Board of Directors of the Company. 1.04. CODE means the Internal Revenue Code of 1986, as amended.

1.05.  COMMITTEE means the Compensation Committee of the Board.

1.06.  COMMON STOCK means the Common Stock of the Company.

1.07. ESCROW AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company, a Participant and an escrow agent effecting the escrow contemplated by Article XIII.

1.08. FAIR MARKET VALUE means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, the next preceding date on which the NYSE shall have been open.

1.09. GOOD FAITH LOAN VALUE means "good faith loan value' as defined in Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e).

1.10. NOTE means the Participant's promissory note evidencing his obligation to pay for Common Stock as provided in Section 7.01.

1.11. NOTE YEAR means any period of one year beginning with the date of the Note or any anniversary of such date.

1.12.  NYSE means the New York Stock Exchange.

1.13. PARTICIPANT means an employee of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to participate in the Plan.

1.14. PLAN means the United Dominion Realty Trust, Inc. 1991 Stock Purchase and Loan Plan.

1.15. PLAN DOCUMENTS means the Plan, the Note, the Agreement and the Escrow Agreement.

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1.16.  PLEDGED SHARES means all shares of Common Stock which at the time of determination are pledged to secure the Note.

1.17.  COMPANY means United Dominion Realty Trust, Inc.


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                                   ARTICLE II
                                    PURPOSES

The Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders through the purchase of Common Stock. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III
                                 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to sell Common Stock to Participants upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include, but are not limited to, conditions (in addition to those contained in this Plan) relating to the obligation of a Participant to sell, or of the Company to purchase, Common Stock upon the Participant's termination of employment with the Company and its Affiliates or upon the Participant's death. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV
                                   ELIGIBILITY

4.01. GENERAL. Any key employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who is selected by the Committee may purchase Common Stock pursuant to this Plan. A person who is a member of the Committee may not participate in this Plan.


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4.02. OFFERS. The Committee will specify the number of shares of Common Stock that each Participant may purchase under this Plan and the terms and conditions of each purchase. In determining the number of shares of Common Stock that each Participant may purchase, the Committee shall take into account the Fair Market Value of the Common Stock. Each sale of Common Stock under this Plan shall be evidenced by an Agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

                                    ARTICLE V
                     NUMBER OF SHARES AVAILABLE FOR PURCHASE

The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 1,400,000, subject to adjustment as provided in Article VIII. Shares of Common Stock purchased by a Participant and reacquired by the Company from such Participant shall not be coounted in any determination ofthe number of shares issued under the plan until again purchased by the same or a different Participant.

                                   ARTICLE VI
                                 PURCHASE PRICE

The price per share for Common Stock purchased by a Participant under this Plan shall be the Fair Market Value on the date the Participant executes and delivers an Agreement.

                                   ARTICLE VII
                            PAYMENT OF PURCHASE PRICE

7.01. PAYMENT. At the option of the Participant, payment of the purchase price of Common Stock acquired under this Plan shall be made in full in cash or a cash equivalent acceptable to the Committee, at the time of execution and delivery of the Participant's Agreement, or by delivery to the Company of a Note in principal amount equal to the purchase price of the shares covered by the Agreement, less any partial cash payment made at the time of execution and delivery, or for the full purchase price if no such partial cash payment is made, provided that the initial principal amount of the Note may in no event exceed the Good Faith Loan Value of such Common Stock.

7.02. TERMS OF NOTE. Each Note shall be in substantially the form of Exhibit 1 hereto, with such variations conforming to this paragraph as shall be appropriate under the circumstances. Each Note shall be executed

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and delivered by the Participant and the Participant's spouse, if any; shall be due and payable seven years after the date of purchase; shall bear interest payable quarterly on the first day of each February, May, August and November; and shall be secured by a pledge of all Common Stock purchased by the Participant pursuant to the Plan. In the discretion of the Committee and on such terms and conditions as it may specify, Pledged Shares may be released from such pledge, provided that such release shall not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining Pledged Shares.

7.03. SHAREHOLDER RIGHTS IN PLEDGED SHARES. Until a default under the Note, all Pledged Shares shall be registered in the Participant's name and the Participant shall have all rights of a shareholder of the Company with respect to such Pledged Shares.

7.04. DIVIDENDS ON PLEDGED SHARES. The Participant shall agree to remit to the Company all dividends paid on the Pledged Shares, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full shall be delivered to the Participant.

7.05. EFFECT OF PREPAYMENT OF NOTE. During the first two Note Years, no partial prepayment of the Note shall be deemed payment in full of the purchase price of any Common Stock purchased pursuant to this Plan, entitling the Participant to release of any Pledged Shares from the pledge thereof securing the Note, but each such prepayment shall be deemed a pro rata partial payment of the purchase price of all such Common Stock. A partial prepayment after the second Note Year which is attributable to a source other than dividend payments remitted pursuant to Section 7.04 may at the discretion of the Participant be deemed payment in full for the number of whole Pledged Shares obtained by dividing the amount of such prepayment allocable to reduction of principal of the Note by the quotient of division of the principal amount of the Note outstanding before giving effect to such prepayment by the number of Pledged Shares, and at the request of the Participant, Pledged Shares deemed paid for in full shall be released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining Pledged Shares.



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                                  ARTICLE VIII
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization, then this Plan shall continue to apply to the number and kind of securities which a holder of the number of shares of Common Stock then subject to this Plan immediately before the effective time of such change in capitalization would hold immediately thereafter.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Plan.

                                   ARTICLE IX
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock purchased under this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.01. EFFECT ON EMPLOYMENT. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the

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employ of the Trust or an Affiliate or in any way affect any right and power of the Trust or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

10.02. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets at any time for purposes of this Plan. Any liability of the Company to any person under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrances on, any property of the Company.

10.03. RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XI
                                    AMENDMENT

The Board may amend from time to time or terminate this Plan; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be sold pursuant to this Plan or (ii) changes the class of individuals eligible to become Participants.

                                   ARTICLE XII
                                DURATION OF PLAN

No Common Stock may be sold under this Plan after December 31, 2010.

                                  ARTICLE XIII
                             EFFECTIVE DATE OF PLAN

Shares of Common Stock in excess of those authorized under this Plan may be sold upon its adoption by the Board, provided that no such sale shall be effective unless this Plan is approved by a majority of the votes entitled to be case by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption. If Common Stock is sold following the adoption by the Board but before the requisite shareholder approval is obtained, the certificates evidencing

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such Common Stock and the purchase price (including all Notes) and any dividends payable on such shares shall be held in escrow until the earlier of (i) the date the requisite shareholder approval is obtained or (ii) the anniversary of the Plan's action by the Board.



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                                                                     EXHIBIT 1

                                 PROMISSORY NOTE
$
Richmond, Virginia

         FOR VALUE RECEIVED, the undersigned (The "Participant" or the "Maker") and, if the Participant is married at the date of execution of this Note, the undersigned spouse of the Participant (also a "Maker"), promises (or if there shall be two Makers, both jointly and severally promise) to pay to the order of
UNITED DOMINION REALTY TRUST, INC. (the "Company"), on      ,      , at the
principal office of the Company in Richmond, Virginia, or at such other place as the holder hereof may designate in writing, in lawful money of the United States
of America, the sum of     Dollars ($ ), with interest thereon payable in
arrears on the first days of each February, May, August and November until this
Note is paid in full, at the rate of __% per annum.

         OPTIONAL PREPAYMENT. The Maker (or if there shall be two Makers, each Maker) shall have the right to prepay this Note in whole at any time or in part from time to time without penalty on any amount so prepaid.

         MANDATORY PREPAYMENT. This Note has been executed and delivered in payment of the purchase price of shares of Common Stock of the Company (the "Shares") purchased by the Participant pursuant to the Company's 1991 Stock Purchase and Loan Plan. If at any time before payment of this Note in full, the Participant shall sell any of the Shares, the Maker agrees (or if there shall be two Makers, both jointly and severally agree) to prepay this Note immediately upon receipt of the net proceeds of such sale in an amount equal to the lesser of 100% of such net proceeds or the outstanding principal of this Note and accrued interest to the date of such prepayment.

         All prepayments, mandatory or optional, shall be applied first to payment of accrued interest and then to reduction of outstanding principal.

         If any payment under this Note is not made when due, all unpaid principal and accrued interest under this Note may, at the option of the holder, be declared immediately due and payable. If the Participant ceases to be employed by the Company or by any "subsidiary" or "parent corporation" (within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended) of the Company, all such principal and accrued interest shall become due and payable on the 90th day following cessation of such employment

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without declaration or notice of any kind. If proceedings under the federal
Bankruptcy Code or under any other law, state or federal, for the relief of debtors are filed by or against the Maker (or if there shall be two Makers, either Maker) and not dismissed within 60 days after filing, all such principal and accrued interest shall become immediately due and payable without declaration or notice of any kind. No failure by the holder of this Note to exercise any right hereunder shall be or be deemed to be a waiver of such right or of any remedy consequent thereon.

         Presentment, demand and notice of dishonor are hereby waived, and the Maker agrees (or if there shall be two Makers, both jointly and severally agree) to be bound for the payment hereof notwithstanding any agreement for the extension of the due date of any payment made by the holder after the maturity thereof.

         The Maker agrees (or if there shall be two Makers, both jointly and severally agree) to pay all collection expenses, court costs and reasonable attorneys' fees incurred in collection of this Note or any part hereof. References to the Maker or Makers shall include the Maker or Makers and all endorsers, sureties, guarantors and other obligors hereon.

         This Note is secured by a pledge of the Shares pursuant to the terms of the Plan. Dividends on the Shares shall be applied towards prepayment hereof, and Shares shall or may be released from such pledge, all as provided in the Plan.

                                                                  (SEAL)
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                                                                  (SEAL)
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